UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019 (September 20, 2019)

Oaktree Strategic Income Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-01013	61-1713295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OCSI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2019, OCSI Senior Funding Ltd. (“Funding”), a wholly owned subsidiary of Oaktree Strategic Income Corporation (the “Company”), entered into an amendment (the “DB Credit Facility Amendment”) to the documents governing Funding’s loan financing and servicing agreement (as amended, the “Deutsche Bank Facility”) with the Company, as equityholder and servicer, the lenders from time to time parties thereto, Deutsche Bank AG, New York Branch, as facility agent, and the other agents parties thereto and Wells Fargo Bank, National Association, as collateral agent and collateral custodian.

The DB Credit Facility Amendment, among other things, (a) extended the expiration of the revolving period to March 31, 2020, during which period Funding, subject to certain conditions, may request drawdowns under the Deutsche Bank Facility, (b) extended the maturity date until the earliest of June 30, 2020, the occurrence of an event of default or completion of a securitization transaction and (c) modified the interest rate to a rate equal to three-month LIBOR plus 2.00% through December 31, 2019, following which the interest rate will reset to three-month LIBOR plus 2.10% for the remaining term of the Deutsche Bank Facility. The other material terms of the Deutsche Bank Facility were unchanged.

Also on September 20, 2019, OCSI Senior Funding II LLC (“Funding II”), a wholly owned subsidiary of the Company, entered into an amendment (the “Citibank Credit Facility Amendment”) to the documents governing Funding II’s amended and restated loan and security agreement (as amended, the “Citibank Credit Facility”) with the Company, as collateral manager and seller, each of the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent.

The Citibank Credit Facility Amendment amends the definition of “Collateral Manager Event of Default” in Section 1.1 of the Citibank Credit Facility by deleting the provision that required Edgar Lee to remain actively involved in the operations of the Company or be replaced with other individuals reasonably acceptable to the Controlling Lender (as defined in the Loan Agreement) within 30 days, and replacing it with a provision that requires that at least two of the following individuals remain actively involved in the operations of the Company or be replaced with other individuals reasonably acceptable to the Controlling Lender within 30 days: Mathew Pendo; Armen Panossian; and Bruce Karsh. The other terms of the Citibank Credit Facility were unchanged.

The descriptions above are only a summary of the material provisions of the DB Credit Facility Amendment and Citibank Credit Facility Amendment and are qualified in their entirety by reference to the DB Credit Facility Amendment and Citibank Credit Facility Amendment, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME CORPORATION

Date: September 25, 2019	By:	/s/ Mel Carlisle
Name: Mel Carlisle
Title: Chief Financial Officer and Treasurer